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                                   EXHIBIT 3.2

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                           COMMUNITY BANCSHARES, INC.


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                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           COMMUNITY BANCSHARES, INC.

         Community Bancshares, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify as follows:

         (a) The name of the Corporation is Community Bancshares, Inc. The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State on December 13, 1983 under the name Blountsville Bancshares, Inc.

         (b) This Amended and Restated Certificate of Incorporation was duly adopted and approved by the stockholders of the Corporation in accordance with the provisions of Sections 242 and 245 of the Delaware General Corporation Law.

         (c) The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby restated and amended to read in its entirety as follows:

                                    ARTICLE I
                                      NAME

         The name of the corporation is Community Bancshares, Inc. (the "Corporation").

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

         The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware 19801. The name of the registered agent of the Corporation in the State of Delaware at the registered office is The Corporation Trust Company.

                                  ARTICLE III
                                    PURPOSES

         The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any and all lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as now or hereinafter in force. The Corporation shall possess and exercise all of the powers and privileges granted by the General Corporation Law of the State of Delaware, by any other law or by this Certificate, together with all such powers and privileges incidental thereto as may be necessary or convenient to the conduct, promotion or attainment of the purposes of the Corporation.

                                   ARTICLE IV
                                 CAPITALIZATION

         (a) The Corporation shall be authorized to issue 20,200,000 shares of capital stock (the "Corporation Shares"), of which 20,000,000 shares shall be shares of Common Stock, $0.10 par value ("Common Stock"), and 200,000 shares shall be shares of Preferred Stock, $0.10 par value ("Preferred Stock").

         (b) Shares of Preferred Stock may be issued in one or more series at such time or times and for such consideration or considerations as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects except that the dates from which dividends accrue or accumulate with respect thereto may vary.

         (c) The Board of Directors is expressly authorized at any time, and from time to time, to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors, and as are not stated and expressed in this Certificate of Incorporation, or any amendment thereto, including (but without limiting the generality of the foregoing) the following:


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                  (i) The distinctive designation and number of shares
                  comprising such series, which number may (except where otherwise provided by the Board of Directors in creating such series) be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors.

                  (ii) The dividend rate or rates on the shares of such series and the relation which such dividends shall bear to the dividends payable on any other class of capital stock or on any other series of Preferred Stock, the terms and conditions upon which and the periods in respect of which dividends shall be payable, whether and upon what conditions such dividends shall be cumulative and, if cumulative, the date or dates from which dividends shall accumulate.

                  (iii) Whether the shares of such series shall be redeemable, and, if redeemable, whether redeemable for cash, property or rights, including securities of any other corporation, at the option of either the holder or the Corporation or upon the happening of a specified event, the limitations and restrictions with respect to such redemption, the time or times when, the price or prices or rate or rates at which, the adjustments with which and the manner in which such shares shall be redeemable, including the manner of selecting shares of such series for redemption if less than all shares are to be redeemed.

                  (iv) The rights to which the holders of shares of such series shall be entitled, and the preferences, if any, over any other series (or of any other series over such series), upon the voluntary or involuntary liquidation, dissolution, distribution or winding up of the Corporation, which rights may vary depending on whether such liquidation, dissolution, distribution or winding up is voluntary or involuntary, and, if voluntary, may vary at different dates.

                  (v) Whether the shares of such series shall be subject to the operation of a purchase, retirement or sinking fund, and, if so, whether and upon what conditions such purchase, retirement or sinking fund shall be cumulative or non-cumulative, the extent to which the manner in which such fund shall be applied to the purchase or redemption of the shares of such series for retirement or to other corporate purposes and the terms and provisions relative to the operation thereof.

                  (vi) Whether the shares of such series shall be convertible into or exchangeable for shares of any other class or of any other series of any class of capital stock of the Corporation, and, if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of such conversion or exchange.

                  (vii) The voting powers, full and/or limited, if any, of the shares of such series, and whether and under what conditions the shares of such series (along or together with the shares of one or more other series having similar provisions) shall be entitled to vote separately as a single class, for the election of one or more additional directors of the Corporation in case of dividend arrearages or other specified events, or upon other matters.

                  (viii) Whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series.

                  (ix) Any other preferences, privileges and powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such series, as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Certificate of Incorporation.

         (d) Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock pursuant to this Article IV, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock.


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         (e) Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, may, upon compliance with any applicable provisions of the General Corporation Law of the State of Delaware, be given the status of authorized and unissued shares of Preferred Stock and may be reissued by the Board of Directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

         (f) Such numbers of shares of Common Stock as may from time to time be required for such purpose shall be reserved for issuance (i) upon conversion of any shares of Preferred Stock or any obligation of the Corporation convertible into shares of Common Stock which is at the time outstanding or issuable upon exercise of any options or warrants at the time outstanding and (ii) upon exercise of any options or warrants at the time outstanding to purchase shares of Common Stock.

         (g) Without affecting rights granted to holders of warrants, options, and other forms of convertible securities by law or contract, no holder of any Corporation Shares of any kind, class, or series shall have, as a matter of right, any preemptive or preferential right to subscribe for, purchase or receive any of the Corporation Shares of any kind, class or series or any Corporation securities or obligations, whether now or hereafter authorized.

                                    ARTICLE V
                  LIMITATION ON PERSONAL LIABILITY OF DIRECTORS

         A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability: (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) under Section 174 of the General Corporation Law of the State of Delaware (or the corresponding provision of any successor act or law); and (d) for any transaction from which the director derived an improper personal benefit. If the law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of directors to the Corporation or its stockholders shall be limited or eliminated to the fullest extent permitted by law of the State of Delaware as so amended from time to time. Any repeal or modification of the provisions of this Article V, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification.

                                   ARTICLE VI
                                 INDEMNIFICATION

         (a) The Corporation shall indemnify, and upon request shall advance expenses (including attorneys' fees) to, in the manner and to the fullest extent permitted by law, any officer or director (or the estate of any such person) who was or is a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan (an "indemnitee"). The Corporation may, to the fullest extent permitted by law, purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan against any liability which may be asserted against such person. To the fullest extent permitted by law, the indemnification and advances provided for herein shall include expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expenses (including attorneys' fees), judgments, fines and amounts paid in settlement to the fullest extent permitted by law, both as to action in his official capacity and as to action in another capacity while holding such office.

         (b) Notwithstanding the foregoing, the Corporation shall not indemnify any such indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to secure a judgment in its favor against such indemnitee with respect to any claim, issue or matter as to which the indemnitee shall have been adjudged to be liable to the Corporation, unless and only to the


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extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such indemnitee is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

         (c) The rights to indemnification and advancement of expenses set forth in this Article VI are intended to be greater than those which are otherwise provided for in the General Corporation Law of the State of Delaware, are contractual between the Corporation and the person being indemnified, his heirs, executors and administrators, and, with respect to this Article VI are mandatory, notwithstanding a person's failure to meet the standard of conduct required for permissive indemnification under the General Corporation Law of the State of Delaware, as amended from time to time. The rights to indemnification and advancement of expenses set forth in this Article VI are nonexclusive of other similar rights which may be granted by law, this Certificate, the Bylaws, a resolution of the Board of Directors or stockholders or an agreement with the Corporation, which means of indemnification and advancement of expenses are hereby specifically authorized.

         (d) Any repeal or modification of the provisions of this Article VI, either directly or by the adoption of an inconsistent provision of this Certificate, shall be prospective only and shall not adversely affect any right or protection set forth herein existing in favor of a particular individual at the time of such repeal or modification. In addition, if an amendment to the General Corporation Law of the State of Delaware limits or restricts in any way the indemnification rights permitted by law as of the date hereof, such amendment shall apply only to the extent mandated by law and only to activities of persons subject to indemnification under this Article VI which occur subsequent to the effective date of such amendment.

                                   ARTICLE VII
                             ACTION BY STOCKHOLDERS

         Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called meeting of stockholders of the Corporation and may not be effected by consent in writing by such stockholders.

                                  ARTICLE VIII
                               SPECIAL PROVISIONS

         In furtherance and not in limitation of the powers conferred by law, the following provisions for the regulation of the Corporation, its directors and stockholders are hereby established:

         (a) The Corporation shall have the right to purchase, take, receive or otherwise acquire, hold, own, pledge, transfer or otherwise dispose of its own capital stock to the full extent of undivided profits, earned surplus, capital surplus or other funds lawfully available therefor.

         (b) No contract or other transaction between the Corporation and one or more of its directors or officers or between the Corporation or any other person, corporation, firm, association or entity in which one or more of its directors or officers are directors or officers or are financially interested, shall be void or voidable because of such relationship or interest, or because such director or officer is present at or participates in the meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction, or solely because his or their votes are counted for such purpose, if such contract or transaction is permitted by the Delaware General Corporation Law, Section 144, as now or hereafter in effect.

         (c) The Corporation may from time to time enter into any agreement to which all, or less than all, holders of record of the issued and outstanding shares of the Corporation's Shares are parties, restricting the transfer or registration of transfer of any or all of the Corporation's Shares, upon such reasonable terms and conditions as may be approved by resolution or resolutions adopted by the Corporation's Board of Directors.

         (d) Subject to any provision contained in any resolution of the Board of Directors adopted pursuant to Section (c) of Article IV of this Certificate of Incorporation requiring an increase or increases in the number of directors, the number of directors constituting the Board of Directors shall be that number as shall be fixed from time to time in the manner provided by Article IX of this Certificate of Incorporation and by Bylaws in conformity therewith. Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.


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         In addition to all of the powers conferred by statute, the Board of
Directors is expressly authorized to make, alter or repeal the Bylaws of the Corporation.

         Wherever the term "Board of Directors" is used in this Certificate of Incorporation, such term shall mean the Board of Directors of the Corporation; provided, however, that, to the extent any committee of directors of the Corporation is lawfully entitled to exercise the powers of the Board of Directors, such committee may exercise any right or authority of the Board of Directors under this Certificate of Incorporation.

                                   ARTICLE IX
                               BOARD OF DIRECTORS

         (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of the directors of the Corporation shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the entire Board of Directors of the Corporation, except that the minimum number of directors shall be fixed at no less than nine (9) and the maximum number of directors shall be fixed at no more than eighteen (18). The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly equal in number as possible, of one-third of the total number of directors constituting the entire Board of Directors. The terms of the Class II directors of the Corporation serving on the date on which this Certificate of Incorporation first becomes effective (the "Effective Date") shall expire at the annual meeting of stockholders first occurring following the Effective Date; the terms of the Class III directors of the Corporation serving on the Effective Date shall expire at the next annual meeting of stockholders following such first annual meeting; and the terms of the Class I directors of the Corporation serving on the Effective Date shall expire at the next annual meeting of stockholders following such second annual meeting. At each succeeding annual meeting of stockholders, successors to the class of directors whose term expires at such annual meeting shall be elected for a term of three years and shall serve until their successors are elected and qualified, or until their earlier resignation, removal or death. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible.

         (b) Nominations for election to the Board of Directors of the Corporation at a meeting of stockholders must be made in accordance with the Bylaws of the Corporation and any applicable law. The chairman of the meeting of stockholders may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if the chairman should so determine, the chairman shall so declare to the meeting and the defective nomination shall be disregarded.

         (c) Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director. Any director of any class chosen to fill a vacancy in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his or her term expires and until such director's successor shall have been elected and qualified.

         (d) Any director may be removed from office only for cause (as hereinafter defined) and only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Corporation that are present or represented at a stockholder meeting for which a quorum exists, voting together as a single class. "Cause" shall mean the director's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to the Corporation.

         (e) Notwithstanding the foregoing paragraphs, whenever the holders of any one or more class or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Certificate of Incorporation applicable thereto. The then authorized number of directors of the Corporation shall be increased by the number of additional directors to be elected, and such directors so elected shall not be divided into classes pursuant to this Article IX unless expressly provided by such terms or required by applicable law.


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                                    ARTICLE X
                                   AMENDMENTS

         (a) Notwithstanding any of the provisions of this Certificate or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate or the Bylaws of the Corporation), the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all the shares of the Corporation that are present and eligible to vote at a stockholder meeting for which a quorum exists, voting together as a single class, shall be required to repeal, or amend or adopt any provision inconsistent with, Articles V, VI, VII, VIII, IX or X.

         (b) Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

         (c) The Board of Directors reserves the right from time to time to amend, alter, change or repeal any provision contained in this Certificate in the manner now or hereinafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         (d) The Board of Directors is authorized and empowered to amend, alter, change or repeal the Corporation's Bylaws and adopt new Bylaws by a majority vote of the directors then in office at any regular or special meeting of the Board of Directors or by written consent, subject to any specific right under Delaware law allowing stockholders of the Corporation to alter or repeal any Bylaws made by the Board of Directors.

         IN WITNESS WHEREOF, said Community Bancshares, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Kennon R. Patterson, Sr., its Chairman, President and Chief Executive Officer, and attested by Bishop K. Walker, Jr., its Secretary, as of the 16th day of May, 2000.



                                           COMMUNITY BANCSHARES, INC.

                                       By: /s/ Kennon R. Patterson, Sr.
                                           ------------------------------------
                                           Kennon R. Patterson, Sr.,
                                           Chairman, President and
ATTEST:                                    Chief Executive Officer


/s/ Bishop K. Walker, Jr.
---------------------------------
Bishop K. Walker, Jr.
Secretary